Exhibit 1

NELNET, INC.

$200,000,000 7.400% Capital Efficient Notes due 2061

Underwriting Agreement

September 22, 2006

J.P. Morgan Securities Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto
c/o  J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Nelnet, Inc., a Nebraska corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 7.400% Capital Efficient Notes due 2061 having the terms set forth in Annex D hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as September 27, 2006 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the supplemental indenture dated as of September 27, 2006 between the Company and the Trustee (the “Supplemental Indenture”).

1.  Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-124043), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”). For purposes of this Agreement, the term “Effective Time” means the date and time the Registration Statement became effective.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 19, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto as constituting part of the Time of Sale Information.

2.  Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters named in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.634% of the principal amount thereof, plus accrued interest, if any, from September 27, 2006. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on September 27, 2006 (the “Closing Date”), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global

Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.  Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)  Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)  Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)  Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the

Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex C hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)  Registration Statement and Prospectus. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. The Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act (whether filed as an exhibit to the Registration Statement or as a Form 305B2) or (ii) statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(e)  Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Prospectus Delivery Period and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission during the Prospectus Delivery Period, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  Offering Materials Furnished to Underwriters. The Company has delivered to the Representative conformed copies of the Registration Statement (without exhibits), any Preliminary Prospectus and the Prospectus, as amended or supplemented, and each Issuer Free Writing Prospectus in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(g)  Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Prospectus, the Prospectus, the Time of Sale Information or the Registration Statement.

(h)  The Indenture. Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (collectively, the “Enforceability Exceptions”).

(i)  The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)  Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)  Descriptions of the Transaction Documents. Each of this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)  No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

(m)  No Material Adverse Change. Except as otherwise disclosed in the Prospectus or the Time of Sale Information, subsequent to the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of its capital stock; and (iv) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance.

(n)  Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are, to the knowledge of the Company after due inquiry, independent public accountants as required by the Securities Act.

(o)  Preparation of the Financial Statements. The financial statements and the related notes thereto filed with the Commission and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus conform in all material respects to the requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated therein. No other financial statements or supporting schedules are required to be included or incorporated in the Registration Statement, the Time of Sale Information and the Prospectus. The financial data set forth in the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(p)  Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and, to the extent a subsidiary is a corporation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and, in the case of the Company, to enter into and perform its obligations under the Transaction Documents. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except for minority interests in certain subsidiaries, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. As of December 31, 2005, the Company did not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(q)  No Prior Sales of Securities. The Company has not sold, issued or distributed any securities of the same or a similar class as the Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(r)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of the Transactions Documents (i) have been duly authorized by all necessary corporate action on the part of the Company and will not result in any violation of the provisions of the charter or by laws of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws.

(s)  No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, investigations, suits or proceedings pending or threatened or, to the Company’s knowledge, contemplated (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any executive officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(t)  Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the

Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, which violations would, individually or in the aggregate, result in a Material Adverse Change.

(u)  All Necessary Permits, etc. The Company and each subsidiary possess such valid and current material licenses, certificates, authorizations or permits issued by, and have made all material declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v)  Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Registration Statement, the Time of Sale Information and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property, do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(w)  Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x)  Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)  Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes except where the failure to have such insurance would not result in a Material Adverse Change. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(z)  No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(aa)  Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus which have not been described or incorporated as required.

(bb)  No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(cc)  ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(dd)  Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Transaction Documents.

(ee)  No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus to the extent required to be so disclosed.

(ff)  Compliance with Laws. The Company has not been advised, and has no reason to believe, that it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(gg)  Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh)  Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)  Status under the Securities Act. The Company is not an ineligible issuer, and as of December 31, 2005, the Company is a well-known seasoned issuer, in each case as defined under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Securities Act.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4.  Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)  Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex D hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)  Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)  Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)  Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, provided, however, that with respect to filings under the Exchange Act, this provision shall only apply until the Closing Date; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed, provided, however, that with respect to filings under the Exchange Act, this provision shall only apply until the Closing Date; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery

Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)  Time of Sale Information. If at any time prior to the Closing Date any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will immediately notify the Underwriters thereof if it is necessary, in the opinion of the Representative or counsel to the Underwriters, or otherwise, to amend or supplement the Time of Sale Information to comply with law and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f)  Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)  Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i)

qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)  Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the Effective Time.

(i)  Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)  Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”.

(k)  No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)  Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(m)  Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” under the Investment Company Act.

(n)  Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

The Representative, on behalf of the several Underwriters, may, in their discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

5.  Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the

Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company.

(b)  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.  Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)  Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)  No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)  No Material Adverse Change. In the judgment of the Representative there shall not have occurred a Material Adverse Change.

(e)  Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)  Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)  Opinions of Counsel for the Company. Cahill Gordon & Reindel LLP, counsel for the Company, and Perry, Guthery, Haase & Gessford, P.C., L.L.O., Nebraska counsel for the Company, shall each have furnished to the Representative, at the request of the Company, their written opinions and letters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annexes A-1 and A-2 and B-1 and B-2 hereto.

(h)  Opinion of Tax Counsel for the Company. The Representative shall have received on and as of the Closing Date an opinion of Sullivan & Cromwell LLP, tax counsel to the Company, confirming the accuracy of the information set forth under the captions “Certain United States Federal Income Tax Consequences”, “Summary of Terms of CENts” and “Replacement Capital Covenant” in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)  Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)  No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)  Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of its subsidiaries which is a “significant subsidiary” within the meaning of Rule 405 under the Securities Act in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)  Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative and counsel for the Underwriters such further information, certificates and documents as they may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.  Indemnification and Contribution.

(a)  Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred (collectively, “Losses”)), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such Losses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale, the Company shall have notified such Underwriter that the Preliminary Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected Preliminary Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter far enough in advance of the Time of Sale so that such corrected Preliminary Prospectus or Issuer Free Writing Prospectus could have been provided to such person prior to the Time of Sale, (iii) the Underwriter did not send or give such corrected Preliminary Prospectus or Issuer Free Writing Prospectus to such person at or prior to the Time of Sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Preliminary Prospectus or Issuer Free Writing Prospectus to such person.

(b)  Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any Losses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements set forth in the table in the first paragraph and in the third, sixth and seventh paragraphs under the caption “Underwriting”.

(c)  Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)  Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.  Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission or on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or State of Nebraska authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.  Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in this Agreement that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.  Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)  If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to comply with the provisions of this Agreement or fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.  Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.  Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or the State of Nebraska; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.  Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in Schedule 2 hereto. Notices to the Company shall be given to it at Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska, 68508 (fax: 402-458-2399); Attention: Terry J. Heimes, Chief Financial Officer, with copies to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (fax: 212-269-5420); Attention: Gerald S. Tanenbaum, Esq. and Perry, Guthery, Haase & Gessford, P.C., L.L.O, 233 South 13th Street, Suite 1400, Lincoln, Nebraska, 68508 (fax: 402-476-0094); attention David F. Kaplan, Esq.

(c)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)  Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)  Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NELNET, INC.

By /s/ Jeffrey Noordhoek
Name: Jeffrey Noordhoek
Title: President

Accepted: September 22, 2006

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By /s/ Jose C. Padilla
Name: Jose C. Padilla
Title: Vice President

Schedule 1

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$105,000,000
Citigroup Global Markets Inc.	$40,000,000
Lehman Brothers Inc.	$40,000,000
Banc of America Securities LLC	$15,000,000

Total	$200,000,000

Schedule 2

Representative and Address for Notices:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attn: Investment Grade Syndicate Desk
          Fax: (212) 834-6081

Annex A-1

[Form of Opinion of Cahill Gordon & Reindel LLP, Counsel for the Company]

(i)  The Underwriting Agreement has been duly executed and delivered by the Company.

(ii)  Each of the Indenture and the Supplemental Indenture, assuming it has been duly authorized by the Company, has been duly executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(iii)  The Securities, assuming they have been duly authorized by the Company, have been duly executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(iv)  The Registration Statement has been declared effective by the Commission under the Securities Act, and each of the Indenture and the Supplemental Indenture has been qualified under the Trust Indenture Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time periods required by such Rule 424(b).

(v)  As of the effective date of the Registration Statement, the Registration Statement (excluding the exhibits thereto, as to which no opinion need be rendered) and, as of their respective dates, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information, the Prospectus and the Prospectus Supplement, complied as to form in all material respects with the applicable requirements of the Securities Act; and each of the Indenture and the Supplemental Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

(vi)  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the

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Company’s execution, delivery and performance of the Transaction Documents and consummation by the Company of the transactions contemplated thereby and by the Registration Statement, the Time of Sale Information and the Prospectus, except as required under the Securities Act and applicable state securities or blue sky laws.

(vii)  The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Business Corporation Law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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Annex A-2

[Form of Letter of Cahill Gordon & Reindel LLP, Counsel for the Company]

Such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company, with representatives of the independent auditors for the Company and with representatives of the underwriters at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus, and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus. Subject to the foregoing, such counsel advises you that, in connection with their work on this matter, no facts have come to their attention which would lead them to believe that the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus).

A-2

Annex B-1

[Form of Opinion of Perry, Guthery, Haase & Gessford, P.C.,

L.L.O., Nebraska counsel for the Company]

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nebraska.

(ii)  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and has full right, power and authority to execute and deliver the Securities and each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery the Securities and each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby have been duly and validly taken.

(iii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv)  Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(v)  Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(vi)  The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable

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against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(vii)  The Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(viii)  The statements (i) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Legal Proceedings,” “Executive Compensation -- Employee Share Purchase Plan,” “Certain Relationships and Related Transactions,” “Description of Nelnet, Inc. Capital Stock”, and (ii) in Item 15 of the Registration Statement, insofar as such statements constitute terms of stock, matters of law, summaries of legal matters, the charter or by-laws of the Company, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(ix)  To the knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to result in a Material Adverse Change; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x)  To the knowledge of such counsel, there are no any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein.

(xi)  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company’s execution, delivery and performance of the Transaction Documents and consummation by the Company of the transactions contemplated thereby and by the Registration Statement, the Time of Sale Information and the Prospectus, except as required under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws.

(xii)  The execution, delivery and performance of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the

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Transaction Documents (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument, except for such breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(xiii)  To the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

(xiv)  To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Business Corporation Act of the State of Nebraska or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel reasonably satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

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Annex B-2

[Form of Letter of Perry, Guthery, Haase & Gessford, P.C.,
L.L.O., Nebraska counsel for the Company]

Such counsel shall state that they have participated in conferences with certain officers and other representatives of the Company, with representatives of the independent auditors for the Company and with representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus, and any supplements or amendments thereto, and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectus, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus, except as provided in clauses (ix) and (x) of Annex B-1. Subject to the foregoing, such counsel advises you that, in connection with their work on this matter, no facts have come to their attention which would lead them to believe that the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom included in the Registration Statement, the Time of Sale Information or the Prospectus or any amendments or supplements thereto).

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Annex C

Time of Sale Information

1. The term sheet set forth in Annex D

Annex D

Term Sheet